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                                                                    Exhibit J(1)

                         INDEPENDENT AUDITORS' CONSENT

The Board of Trustees of the
American Independence Funds Trust:


We consent to use of our report dated December 16, 2002 for the American Independence Funds Trust -- Money Market Fund, UltraShort Bond Fund, Intermediate Bond Fund, Stock Fund, International Multi-Manager Stock Fund, and Kansas Tax-Exempt Bond Fund incorporated by reference herein, and to the references to our firm under the headings "Financial Highlights" in the Prospectus and "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, included herein.


KPMG LLP

Columbus, Ohio
February 17, 2003